UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009
OMEROS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 676-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 10, 2009, Omeros Corporation entered into the First Amendment of Exclusive Technology Option Agreement with Patobios Limited, Susan R. George, M.D., Brian F. O’Dowd, Ph.D. and U.S. Bank National Association as escrow agent. The amendment amends the Exclusive Technology Option Agreement dated September 4, 2008 between the same parties.
     Pursuant to the original agreement dated September 4, 2008, Omeros was granted the right to purchase Patobios’ assets related to a G protein-coupled receptor, or GPCR, assay technology, comprised of patents and other intellectual property rights, for approximately $10.8 million Canadian dollars, or CAD, of which $7.8 million CAD is payable in cash and $3.0 million CAD is payable in Omeros common stock, subject to adjustment as described below.
     Upon signing the original agreement on September 4, 2008, Omeros paid Patobios a $200,000 CAD cash option fee ($188,000 USD) for the right to test and an exclusive option to purchase the assets during the nine-month period ending June 4, 2009. On June 12, 2009, pursuant to the terms of the original agreement, Omeros paid Patobios an additional $522,000 CAD cash option fee ($471,000 USD) to extend the option period until December 4, 2009, or the Second Option Period. Under the original agreement Omeros had the option to extend this period for one additional six-month period ending June 4, 2010, or the Third Option Period, by paying Patobios an additional cash option fee of $650,000 CAD.
     Under the original agreement, if during an option period Omeros identified a set of molecules, or ligands, that bound to an orphan GPCR using the assay technology, or “de-orphanized” an orphan GPCR, Patobios would have had the option to require Omeros to purchase these assets for the same price Omeros would have been required to pay if it elected to purchase them. Pursuant to the terms of the amendment entered into on November 10, 2009, Patobios has granted Omeros a limited right to de-orphanize orphan GPCRs without triggering Patobios’ right to require Omeros to immediately purchase the assets related to the GPCR assay technology. Omeros retains its exclusive option to purchase the assets from Patobios during the option period for the previously agreed upon purchase price of approximately $10.8 million CAD. Under the amendment, Omeros may now begin screening orphan GPCRs in sets of five using the GPCR assay technology. Should Omeros de-orphanize at least three orphan GPCRs using the assay technology, Omeros may not screen additional sets of orphan GPCRs using the assay technology without Patobios’ consent.
     In addition, upon achievement of the De-Orphanization Milestone by deorphanizing one or more orphan GPCRs:
(1)	Omeros will be required to pay Patobios a $500,000 CAD de-orphanization milestone payment instead of the previously agreed upon purchase price of approximately $10.8 million CAD — the $500,000 CAD milestone payment would be credited in full against the cash portion of the asset purchase price;

(2)	Omeros may license, partner or assign therapeutic development and/or commercialization rights associated with up to three de-orphanized orphan GPCRs to third parties, or the Third-Party Licenses, subject to Patobios’ approval of the scope of such Third Party Licenses (Third Party Licenses for any additional de-orphanized orphan GPCRs would require prior approval from Patobios);

(3)	If Omeros does grant any Third-Party Licenses, then until the agreement with Patobios is terminated or Omeros purchases the assets, whichever occurs first, Omeros shall pay Patobios 60% of any license proceeds received by Omeros from such Third-Party Licenses, subject to certain exceptions, which amounts would be credited in full against the approximately $10.8 million CAD purchase price of the assets;

(4)	If the agreement with Patobios is terminated prior to Omeros purchasing the assets from Patobios, then any proceeds from Third-Party Licenses will thereafter be shared equally between Patobios and Omeros;

(5)	Omeros will be required to purchase the assets for the approximately $10.8 million CAD purchase price once the sum of the following items is at least equal to $5.135 million CAD: (a) the amount paid by Omeros to Patobios from the Third-Party Licenses, (b) the amount of any government or non-profit funding received by Omeros specifically allocated for the purchase of the assets and (c) the $500,000 CAD de-orphanization milestone payment;

(6)	Omeros may no longer terminate the agreement for convenience during an option period for which Omeros has elected to pay an option fee and none of the option fees paid by Omeros will be refundable except in case of a breach of the agreement by Patobios; and

(7)	Unless Omeros has acquired the assets prior to the close of business on January 4, 2010, the start of Option Period Three, Omeros shall be required to exercise its option for the period and pay the associated fee.
     Pursuant to the amendment, unless the agreement is terminated before December 4, 2009, the Second Option Period shall be extended until January 4, 2010 and Omeros shall pay Patobios an extension fee of $108,333 CAD on or before December 4, 2009. If the Second Option Period is extended, the Third Option Period still ends on June 4, 2010 but the associated option fee is reduced from $650,000 CAD by the amount of the Second Option Period extension fee to $541,667 CAD. In addition, Omeros now has the right to extend the option period for one additional six-month period ending December 4, 2010 by paying Patobios a cash option fee of $500,000 CAD by June 14, 2010.
     The foregoing description of the Exclusive Technology Option Agreement dated September 4, 2008, as amended by the First Amendment of Exclusive Technology Option Agreement dated November 10, 2009, is a summary of the material terms of the agreement between Omeros, Patobios, Susan R. George, M.D., Brian F. O’Dowd, Ph.D. and U.S. Bank National Association as escrow agent. This summary does not purport to be complete and is qualified in its entirety by reference to the original agreement dated September 4, 2008, which is filed as Exhibit 10.42 to the Form S-1/A filed by Omeros on May 15, 2009, and the amendment dated November 10, 2009, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description

10.1	First Amendment of Exclusive Technology Option Agreement between the registrant, Patobios Limited, Susan R. George, M.D., Brian F. O’Dowd, Ph.D. and U.S. Bank National Association as escrow agent dated November 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION
By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: November 12, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment of Exclusive Technology Option Agreement between the registrant, Patobios Limited, Susan R. George, M.D., Brian F. O’Dowd, Ph.D. and U.S. Bank National Association as escrow agent dated November 10, 2009.